Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

PennantPark Investment Corporation

and

the Purchasers listed on Schedule I hereto

Dated as of September 1, 2026

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 1, 2026, by and between PennantPark Investment Corporation, a Maryland corporation (the “Company”), and the Purchasers listed on Schedule I hereto (each, a “Purchaser” and, collectively, the “Purchasers”) in connection with the sale by the Company of $62,000,000 aggregate principal amount of the Company’s 8.00% Senior Unsecured Notes due September 1, 2031 (the “Notes”).

This Agreement is made pursuant to the Note Purchase Agreement, dated as of September 1, 2026 (the “Purchase Agreement”), by and between the Company and the Purchasers for the benefit of the Purchasers. In order to induce the Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers as set forth in Section 4.7 of the Purchase Agreement. The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in the last paragraph of Section 6 hereof.

Agreement: As defined in the preamble hereto.

Business Day: Any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing with the Commission of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer and its being declared effective under the Securities Act, (b) the maintenance of the continuous effectiveness of such Registration Statement, and the keeping of the Exchange Offer open, for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Holder of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by the Holder thereof pursuant to the Exchange Offer.

Controlling Person: As defined in Section 8(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Notes: The Notes represented by the global note issued pursuant to the Purchase Agreement, to be issued to the Holder in exchange for Registrable Notes pursuant to this Agreement.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holder of all outstanding Registrable Notes the opportunity to exchange all such outstanding Registrable Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Registrable Notes tendered in such exchange offer by such Holder.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

FINRA: Financial Industry Regulatory Authority, Inc.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Investment Company Act: As defined in Section 8(c) hereof.

Issue Date: September 1, 2026.

Notes: As defined in the preamble hereto.

Payment Date: As defined in the global note representing the Notes.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Placement: The issuance and sale by the Company of the Notes to the Purchasers pursuant to the Purchase Agreement.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Purchase Agreement: As defined in the preamble hereto.

Purchaser/Purchasers: As defined in the preamble hereto.

Registrable Notes: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note does not bear a restricted CUSIP number and is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company and (d) the date on which such Note ceases to be outstanding.

Registrar: Equiniti Trust Company, LLC.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Registrable Notes pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Shelf Filing Deadline: As defined in Section 4(a)(x) hereof.

Shelf Registration Statement: As defined in Section 4(a)(x) hereof.

Suspension Period: As defined in the final paragraph of Section 6(c) hereof.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.

SECTION 2. Notes Subject to this Agreement.

(a) Registrable Notes. The securities entitled to the benefits of this Agreement are the Registrable Notes.

(b) Holder of Registrable Notes. A Person is deemed to be a holder of Registrable Notes (each, a “Holder”) whenever such Person owns Registrable Notes.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Company shall (i) use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day) and (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to be declared effective, (B) if applicable, file a post-effective amendment under the Securities Act to such Registration Statement and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Registrable Notes. The Company shall use its commercially reasonable efforts to cause all Exchange Notes to have the same CUSIP number.

(b) The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the commencement of the Exchange Offer. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) for any reason the Exchange Offer is not Consummated by 365 days after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Registrable Notes (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, the Company shall:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), as soon as practicable, but in no event later than the earliest to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 60th day after the date on which the Company receives notice from a Holder of Registrable Notes as contemplated by clause (iii) above and (3) 365 days after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Registrable Notes the Holder of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use its commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective by the Commission at the earliest possible time, but in no event later than the 120th day after the Shelf Filing Deadline (or if such 120th day is not a Business Day, the next succeeding Business Day).

The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Registrable Notes entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or such shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are otherwise no longer Registrable Notes).

(b) Provision by Holder of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto. The Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Exchange Offer Registration Statement has not been Consummated on or prior to 365 days after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day), (ii) in the event the Company is required to file a Shelf Registration Statement pursuant to Section 4(a) hereof, (A) the Shelf Registration Statement is not filed by the Shelf Filing Deadline or (B) the Shelf Registration Statement has not become or been declared effective by the Commission on or prior to the 120th day after the Shelf Filing Deadline (or if such 120th day is not a Business Day, the next succeeding Business Day), or (iii) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being immediately succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iii) a “Registration Default”) then, with respect to the first 90-day period immediately following the occurrence of such Registration Default, the interest rate on the Registrable Notes will be increased by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to the subsequent 90-day period, for a maximum of 0.50% per annum of additional interest (“Additional Interest”). Any amounts of Additional Interest due pursuant to this Section 5 will be paid in cash on the relevant Payment Date to the Holder of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Registrable Notes, the interest rate borne by the relevant Registrable Notes will be reduced to the original interest rate borne by such Registrable Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Notes shall again be increased pursuant to the foregoing provisions.

All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Registrable Note at the time such security ceases to be a Registrable Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending at any given time and (ii) a Holder of Registrable Notes that has not provided the information required pursuant to Section 4(b) hereof within the time period set forth therein shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the relevant Shelf Registration Statement.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the applicable provisions of Section 6(c) hereof, shall use its commercially reasonable efforts to effect such exchange to permit the sale of Registrable Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, the Holder of Registrable Notes shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, such Holder of Registrable Notes shall otherwise cooperate in the Company’s preparations for the Exchange Offer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Notes being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as is commercially reasonable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Notes in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Notes, the Company shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements;

(ii) upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to become or be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(iii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Notes covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iv) advise the underwriter(s), if any, and selling Holder promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has been declared effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Notes under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(v) furnish without charge to the Purchasers, each selling Holder named in any Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than any documents that will be incorporated by reference in such Registration Statement or Prospectus), which documents will be subject to the review and comment of such requesting Holder and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Purchasers of Registrable Notes covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of email or facsimile transmission within such period). The objection of the Purchasers or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(vi) make the Company’s representatives reasonably available to the Purchasers for customary due diligence matters;

(vii) make available at reasonable times for inspection by the Purchasers, any Holder, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Purchasers, Holder or any of the underwriter(s), in each case subject to confidentiality agreements in form and substance customarily entered into by the Purchasers or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(viii) if requested by the selling Holder listed as selling securityholders in any Registration Statement or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Notes, information with respect to the principal amount of Registrable Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by the selling Holder and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

(x) in connection with an underwritten offering pursuant to a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Notes. In furtherance of the foregoing, the Company shall:

(A) furnish to the Purchasers, each selling Holder and each underwriter in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the effectiveness of the Shelf Registration Statement, signed by (y) the Chief Executive Officer, the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming customary matters;

(2) if requested by such selling Holder, an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Company contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Company shall so advise the Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi) prior to any public offering of Registrable Notes, cooperate with the selling Holder, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Notes under the state securities or blue sky laws of such jurisdictions as the selling Holder or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Notes covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) in the case of a Shelf Registration Statement, shall issue, upon the request of any Holder of Notes covered by the Shelf Registration Statement and only in connection with any valid sale of Notes by such Holder pursuant to such registration statement (and provided that such Holder delivers such certificates or opinions reasonably requested by the Company in connection with such sale), Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

(xiii) in the case of a Shelf Registration Statement, cooperate with the selling Holder and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates or book-entry receipts, as applicable, representing Registrable Notes to be sold and not bearing any restrictive legends; and enable such Registrable Notes or such book-entry receipts, as applicable, to be in such denominations and registered in such names as the Holder or the underwriter(s), if any, may request at least two Business Days prior to any sale of Registrable Notes made by such Holder or underwriter(s);

(xiv) use its commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Notes, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iv)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi) not later than the effective date of the Registration Statement covering such Exchange Notes, provide that the CUSIP and ISIN numbers for all Exchange Notes shall be the same unrestricted CUSIP and ISIN numbers as borne by the Notes;

(xvii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA; and

(xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or commercially reasonable efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement.

Notwithstanding the foregoing, the Company may suspend the offering and sale under a Registration Statement (the “Suspension Period”) for a period or periods if (i) the board of directors reasonably determines that the continued use of such Registration Statement would (A) require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company (1) would be required to be made in such Registration Statement so that such Registration Statement would not be materially misleading and (2) would not be required to be made at such time but for the continued use of such Shelf Registration Statement or (B) would in the good faith and judgment of the board of directors of the Company be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction and (ii) the Company notifies the underwriters, if any, and the Holder of Registrable Notes (in the case of a Shelf Registration) and the Purchasers within five days after the board of directors makes the relevant determination set forth in clause (i); provided that the period or periods of suspension under clause (i) above shall not exceed, in the aggregate, 60 days in any twelve-month period during which the Registration Statement is required to be effective.

The Holder agrees by acquisition of a Registrable Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iv)(D) hereof or any Suspension Period, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iv)(D) hereof or notice of any Suspension Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes or is declared effective, including (i) all registration and filing fees and expenses (including filings made by the Purchasers or any Holder with FINRA

(and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) application and filing fees in connection with listing the Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including all expenses of its officers performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable and documented fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against the Indemnified Holder with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such Controlling Person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve any of the Company of its obligations pursuant to this Agreement unless and to the extent the Company did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable and documented fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to one local counsel for all indemnified parties taken as a whole in each jurisdiction reasonably required and, in the event of an actual or potential conflict, one additional counsel in each relevant jurisdiction for the affected indemnified parties similarly situated taken as a whole) at any time for such Indemnified Holder, which firm shall be designated by the Holder. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes a complete and unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Holder.

(b) The Holders of Registrable Notes agree, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its officers, directors, partners, employees, representatives and agents, to the same extent as the foregoing indemnity from the Company to the Indemnified Holder, but only with respect to claims and actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such Controlling Person in respect of which indemnity may be sought against a Holder of Registrable Notes, such Holder shall have the rights and duties given to the Company, and the Company and its directors and officers and such Controlling Person shall have the rights and duties given to the Holder by the preceding paragraph. This indemnity agreement shall be in addition to any liability which Holder may otherwise have.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds to the Company from the Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Holders of Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Holders (and their related Indemnified Holders) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holders with respect to the Notes exceeds the amount of any damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Notes held by the Holders hereunder and not joint.

Notwithstanding any other provision in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(j) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

SECTION 9. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

SECTION 10. Selection of Underwriters. If requested by the Holders covered by the Shelf Registration Statement, the Holders of Registrable Notes covered by the Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 11. Miscellaneous.

(a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Registrable Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of the Registrable Notes.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, email, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth in the records of the Registrar, with a copy to the Registrar; and

(ii) if to the Company:

PennantPark Investment Corporation

1691 Michigan Avenue

Miami Beach, FL 33139

Attention: Arthur H. Penn

Email: legal@pennantpark.com

With a copy to:

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, MA

Attention: Thomas J. Friedmann

Email: thomas.friedmann@dechert.com

Attention: Stephen Pratt

Email: stephen.pratt@dechert.com

Attention: Ross MacConnell

Email: ross.macconnell@dechert.com

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment, subsequent Holders of Registrable Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Notes from such Holder.

(g) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(l) Third Party Beneficiaries. The Holders shall be a third-party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PennantPark Investment Corporation

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement (2031 Notes)]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

THE HCM MASTER FUND LIMITED

By:	/s/ Erik M. Herzfeld
Name: ERIK M. HERZFELD
Title: DIRECTOR

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

HOLBROOK HOLDINGS, INC

By:	/s/ Scott Carmack
Name: Scott Carmack
Title: CEO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

CROSSINGBRIDGE ADVISORS LLC AS INVESTMENT ADVISOR TO: • CROSSINGBRIDGE LOW DURATION HIGH INCOME FUND • DESTINATIONS LOW DURATION FIXED INCOME FUND • CROSSINGBRIDGE LOW DURATION HIGH INCOME FUND (UCIT)

By:	/s/ David Sherman
Name: DAVID SHERMAN
Title: AUTHORIZED AGENT AS INVESTMENT ADVISOR

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

LIFESECURE INSURANCE COMPANY

By:	/s/ Zach Alpern
Name: Zach Alpern
Title: PORTFOLIO MANAGER

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

THE FIRST NATIONAL BANK AND TRUST CO.

By:	/s/ Kyle A. Abrahams
Name: KYLE A. ABRAHAMS
Title: EVP / CFO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

WINTHROP CAPITAL MANAGEMENT

By:	/s/ Adam Coons
Name: Adam Coons
Title: Chief Investment Officer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

KSKJ Life

By:	/s/ Brian Sharp
Name: Brian Sharp
Title: CFO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANK OF GUYANA

By:	/s/ Maurice Munro
Name: Maurice Munro
Title: Chief Accountant

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

NEWGEN CREDIT STRATEGIES FUND

By:	/s/ Adam Mitchell
Name: ADAM MITCHELL
Title: PORTFOLIO MANAGER

[Signature Page to Registration Rights Agreement]

Schedule I

Purchasers

See attached.